               Amendment to Schedule A to Participation Agreement
                                      Among
                        Variable Insurance Products Fund,
                       Fidelity Distributors Corporation,
                                       and
             Allmerica Financial Life Insurance and Annuity Company

WHEREAS, Allmerica Financial Life Insurance and Annuity Company (formerly known as SMA Life Assurance Company), Variable Insurance Products Fund and Fidelity Distributors Corporation entered into a Participation Agreement on May 1, 1991 ("Participation Agreement"); and

WHEREAS, the parties desire to amend the Participation Agreement and restate in its entirety Schedule A by mutual written consent;

NOW, THEREFORE, the parties do hereby agree to replace Schedule A to the Participation Agreement and any amendments thereto with the attached Schedule A dated as of May 1, 2001.

All terms and conditions of the Participation Agreement and Schedules thereto shall continue in full force and effect except as modified hereby.

In witness whereof, each of the parties has caused this agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified below.

ALLMERICA FINANCIAL LIFE INSURANCE
AND ANNUITY COMPANY

By:     /s/ Richard M. Reilly
       -----------------------------

Name:   Richard M. Reilly
       -----------------------------

Title:  President
       -----------------------------

Date:   May 1, 2001
       -----------------------------

VARIABLE INSURANCE PRODUCTS FUND            FIDELITY DISTRIBUTORS CORPORATION

By:     /s/ Robert A. Dwight               By:       /s/ Michael Kellog
       -----------------------------                ---------------------------

Name:   Robert A. Dwight                    Name:    Michael Kellogg
       -----------------------------                ---------------------------

Title:  Treasurer                           Title:   Executive Vice President
       -----------------------------                ---------------------------

Date:   May 1, 2001                         Date:    May 1, 2001
       -----------------------------                ---------------------------

                                   SCHEDULE A

                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

SEPARATE ACCOUNT NAME                             CONTRACT                                           REGISTRATION
DATE ESTABLISHED BY BOARD OF DIRECTORS            FORM NO.    PRODUCT NAME                              NO.'S
--------------------------------------            ---------   ------------                           ------------
Name:  VEL Account                                1018-87     Vari-Exceptional Life '87                33-14672
Date:  04/02/87                                                                                        811-5183

Name:  VEL Account                                1018-91     Vari-Exceptional Life '91                33-90320
Date:  04/02/87                                                                                        811-5183

Name:  VEL Account                                1023-91     Vari-Exceptional Life Plus               33-42687
Date:  04/02/87                                   1023-92                                              811-5183

Name:  VEL II Separate Account                    1018-93     Vari-Exceptional Life '93                33-57792
Date:  01/21/93                                                                                        811-7466

Name:  VEL III Separate Account                   1030-96     Allmerica Estate Optimizer              333-58385
Date:  06/13/96                                                                                        811-8857

Name:  Inheiritage Separate Account               1026-94     Variable Inheiritage                     33-70948
Date:  09/15/93                                               Select Inheiritage                       811-8120

Name:  Group VEL Separate Account                 1029-94     Group Vari-Exceptional Life              33-82658
Date:  11/22/93                                                                                        811-8704

Name:  Group VEL Separate Account                 1040-00     Executive Choice/COLI                   333-39798
Date:  11/22/93                                                                                       811-08704

Name:  Separate Account VA-K                      A3018-91    Allmerica ExecAnnuity Plus               33-39702
Date:  11/01/90                                   A3021-93                                             811-6293

Name:  Separate Account VA-K                      A3025-96    Allmerica Advantage                      33-39702
Date:  11/01/90                                                                                        811-6293

Name:  Separate Account VA-K                      A3029-99    Allmerica Immediate Advantage           333-81861
Date:  11/01/90                                                                                        811-6293

Name:  Separate Account VA-K                      A3036-01    Agency C-Shares                         333-38274
Date:  11/01/90                                                                                        811-6293

Name:  Allmerica Select Separate Account          A3020-94    Allmerica Select Resource                33-47216
Date:  03/05/92                                   GRC                                                  811-6632

Name:  Allmerica Select Separate Account          A3025-96    Allmerica Select Resource II             33-47216
Date:  03/05/92                                                                                        811-6632

Name:  Allmerica Select Separate Account          A3027-98    Allmerica Select Charter                333-63093
Date:  03/05/92                                                                                        811-6632

Name:  Allmerica Select Separate Account          A3028-99    Allmerica Select Reward                 333-78245
Date:  03/05/92                                                                                        811-6632

Name:  Allmerica Select Separate Account          A3032-99    Allmerica Select Acclaim                333-92115
Date:  03/05/92                                                                                        811-8116

Name:  Allmerica Select Separate Account II       1027-95     Allmerica Select Life                    33-83604
Date:  10/12/93                                                                                        811-8746

Name:  Allmerica Select Separate Account III      1030-96     Allmerica Select SPL                    333-58551
Date:  06/13/96                                                                                        811-8859

Name:  Separate Account IMO                       1033-99     Allmerica VUL 2001                      333-84879
Date:  12/10/99                                                                                       811-09529

Name:  Separate Account IMO                       1033-99     Allmerica Select Life Plus              333-84879
Date:  12/10/99                                                                                       811-09529

Name:  Separate Account IMO                       1034-99     VUL 2001 Survivorship                   333-90995
Date:  12/10/99                                                                                       811-09529

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